Joint Filer Information

Names:	DRW Commodities, LLC DRW Holdings, LLC 2012 DOOH Investments LLC DOOH Investment Manager LLC

Address:	DRW Commodities, LLC DRW Holdings, LLC 2012 DOOH Investments LLC DOOH Investment Manager LLC 540 W. Madison Street, Suite 2500 Chicago, Illinois 60661

Designated Filer:	Donald R. Wilson, Jr.

Issuer and Ticker Symbol:	SCG Financial Acquisition Corp. [RMGN]

Date of Event Requiring Filing Of This Statement:	April 19, 2013

Each of the undersigned, DRW Commodities, LLC, DRW Holdings, LLC, 2012 DOOH Investments LLC and DOOH Investment Manager LLC, is jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Donald R. Wilson, Jr. with respect to the beneficial ownership of securities of SCG Financial Acquisition Corp.

Signatures:

DRW COMMODITIES, LLC

By:           /s/ Donald R. Wilson, Jr.
Name:    Donald R. Wilson, Jr.
Title:           Manager

DRW HOLDINGS, LLC

By:           /s/ Donald R. Wilson, Jr.
Name:    Donald R. Wilson, Jr.
Title:           Manager

2012 DOOH INVESTMENTS LLC

By: DOOH Investment Manager LLC
Its: Manager

By:           /s/ Donald R. Wilson, Jr.
Name:    Donald R. Wilson, Jr.
Title:           Manager

DOOH INVESTMENT MANAGER LLC

By:           /s/ Donald R. Wilson, Jr.
Name:    Donald R. Wilson, Jr.
Title:           Manager